Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 17, 2013 relating to the consolidated financial statements of VistaGen Therapeutics, Inc. which appear in such Registration Statement.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ OUM & CO. LLP

San Francisco, California
May 12, 2014